SCHEDULE 14A INFORMATION



                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant   [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section 240.14a-12
[ ]  Confidential  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
14a-6(e)(2))

                             American Bancorporation
                (Name of Registrant as Specified In Its Charter)

                             American Bancorporation
                   (Name of Person(s) Filing Proxy Statement)

                             AMERICAN BANCORPORATION
                          1025 Main Street - Suite 800
                          Wheeling, West Virginia 26003


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 19, 1999

To The Shareholders of American Bancorporation:

     The Annual Meeting of Shareholders of American Bancorporation, an Ohio Corporation (the "Company"), will be held Wednesday, May 19, 1999, at the Mull Center, 1025 Main Street, Suite 800, Wheeling, West Virginia, at 10:00 A.M. (E.D.S.T.) for the following purposes:

     1. To fix the number of positions for director at 10, with 2 vacancies that may be filled by the Board of Directors;

     2. To elect Abigail M. Feinknopf, Jay T. McCamic and Jeffrey W. McCamic directors for a three year term and John J. Malik, Jr. director for a one year term;

     3. To consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

     The Board of Directors of the Company has fixed the close of business on April 9, 1999 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

     All shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you, if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

By Order of the Board of Directors




Linda M. Woodfin, Secretary
April 19, 1999

                     AMERICAN BANCORPORATION PROXY STATEMENT

      The Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy on behalf of the Board of Directors of American Bancorporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the time and place and for the purposes set forth in the foregoing Notice of the Meeting. A shareholder giving a proxy may revoke it at any time before it is exercised by delivering to the Secretary of the Company, at the address set forth in the Notice of the Meeting, a letter signed by the record holder of the common stock indicating the proxy is revoked. All proxies will be voted in accordance with instructions thereon. ANY PROXY UPON WHICH NO INSTRUCTION HAS BEEN INDICATED WILL BE VOTED "FOR" THE SPECIFIC MATTERS SET FORTH IN THE FOREGOING NOTICE OF THE MEETING AND, AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to the solicitation by the use of the mails, proxies may be solicited personally by telephone by regular employees of the Company or its Subsidiaries without extra remuneration. Banks, brokers, custodians, nominees and fiduciaries may be required to forward proxies and proxy soliciting material to their principals and in so doing, the Company will reimburse them for the expenses.

                 VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF

      As of the close of business on April 9, 1999, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 3,129,674 common shares. Each of such shares entitles the holder of record to one vote on each matter submitted to shareholders of the Company including the election of directors. However, under the laws of Ohio applicable to shareholders meetings, notice in writing may be given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding a meeting of shareholders for the purposes of electing directors, that the shareholder desires that the voting at such election be cumulative, and provided an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of such shareholder, then each holder of common shares shall have cumulative voting rights in the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as are equal to the number of shares such shareholder owns multiplied by the number of directors to be elected. The shares thus accumulated may be voted among any number of nominees instead of being spread ratably among as many nominees as there are vacancies to be filled. The shareholders present in person or by proxy at any meeting for the election of directors must represent at least one third of the outstanding shares of the Company for that purpose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Listed in the following table are the persons known to own beneficially more than 5% of the voting stock of the Company and the number of shares owned by directors and executive officers as a group. Any voting stock owned by directors and director nominees are disclosed under Nominees, Directors and Executive Officers.

         Security Ownership of Certain Beneficial Owners and Management
       Title    Name and                                               Percent
       of       Address of                 Amount of   Nature of         of
       Class    Beneficial Owner           Ownership   Ownership        Class

A)     PERSONS OWNING MORE THAN 5%
       Common   Jeremy C. McCamic           263,626    Direct            8.42
       stock     56 Fourteenth St.           90,786    Indirect (1)      2.90
                 Wheeling, WV  26003
       Common   Jolyon W. McCamic           194,154    Direct (2)        6.20
       stock     56 Fourteenth St.            5,608    Indirect (1)      0.18
                 Wheeling, WV  26003
       Common   John Hancock Advisors, Inc. 179,000    Direct            5.72
       stock     101 Huntington Ave.
                 Boston, MA 02199

B)     ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP:
       (12 persons, including Jeremy C.     936,638                     29.93%
       McCamic & Jolyon W. McCamic)

       (1) Includes, where applicable, shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Unless otherwise indicated, the beneficial owner has the sole voting and investment power relative to the securities.

       (2) Voting rights on 50,000 shares  assigned to Director  nominee Jeffrey
       W. McCamic.

              PROPOSAL NO. 1: TO FIX THE NUMBER OF DIRECTORS AT 10
       It is intended that the proxies will be voted for the election of four nominees as indicated in Proposal No. 2, for a total of eight directors. The Company, however, believes it is in its best interest to provide for two additional vacancies on the Board in order to permit qualified additions to the Board of Directors, if the need arises in the future. Under present Company Code of Regulations, this would only be possible by holding a Special Meeting of Shareholders, unless the authority is delegated to the Board of Directors at this time. The Company has no present nominees for the additional directorship. Any vacancy would be filled for a term of office only until the next Annual or Special Meeting of Shareholders.

       The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, which must represent at least one third of the outstanding shares of the Company, is required for the approval of the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



               PROPOSAL NO. 2: TO ELECT FOUR NOMINEES AS DIRECTORS
It is intended that the proxies will be voted for the election of four nominees listed in the following tabulation. Nominees Abigail M. Feinknopf, Jay T. McCamic and Jeffrey W. McCamic shall hold office for a three year term ending in 2002. Nominee John J. Malik, Jr. shall hold office for a one year term ending in 2000. Incumbent Directors Jeremy C. McCamic and Jolyon W. McCamic hold a term of office expiring in 2000 and Jack O. Cartner and Paul W. Donahie hold a term of office expiring in 2001.

       Any vacancies occurring in the Board of Directors, regardless of the term, shall be filled by the Board of Directors to serve only until the next annual or special meeting of shareholders. If any nominee shall be unable to serve, the proxy may be voted with discretionary authority for a substitute. The Board of Directors has no reason to believe that any nominee will become unavailable to serve.

       Shareholders may withhold authority to vote for any individual nominee by striking through the nominees name on the proxy card. Any proxy which is not so marked to withhold authority or struck through shall be deemed to be a vote for such nominee. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, which must represent at least one third of the outstanding shares of the Company, is required for the approval of the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                   NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS
    Certain information concerning nominees for Director, incumbent Directors, and Executive Officers of the Company is set forth in the following table. All Directors and Executive Officers have a term of office from one to three years and one year, respectively. All directors have been directors for one or more years with the exception of nominees Jeffrey W. McCamic and John J. Malik, Jr. In January, 1999 the Board of Directors appointed Jeffrey W. McCamic and John J. Malik, Jr. to fill two vacancies, as provided by shareholders at the prior Annual Meeting of Shareholders. John J. Malik, Jr. served on the Company's Board of Directors from 1984 until February, 1997 when he removed himself from the Board in order to avoid any possible conflicts that might arise due to his position as Probate Court Judge. The family relationships existing between the persons named are Jeremy C. McCamic and Jolyon W. McCamic are brothers, Jeremy
C. McCamic is the father of Jay T. McCamic and Abigail M. Feinknopf,  and Jolyon
W. McCamic is the father of Jeffrey W. McCamic. Except as otherwise indicated each of the persons has been employed by his current employer for the preceding five years.

A.) NOMINEES FOR A THREE YEAR TERM ENDING IN 2002:

                                   Principal Occupation                       Amount of    Nature of   Percent
Name                      Age      Other Directorships                        Ownership    Ownership   of Class
---------------------   -------    ---------------------------------          ---------    ---------   --------

Abigail M. Feinknopf       31      Marketing representative with Feinknopf     120,856     Direct       3.86
  Director since 1998              Photography, Columbus, Ohio; previously
                                   Business Development Representative with
                                   Karlsberger Companies, Columbus, Ohio

Jay T. McCamic             43      Director of Wheeling National Bank          112,712     Direct       3.60
 Director since 1995               (subsidiary of the Company); partner of       1,856     Indirect      (2)
                                   McCamic & McCamic, a law firm with
                                   offices in Wheeling, West Virginia

Jeffrey W. McCamic         40      Director of Wheeling National Bank              400     Direct        (1)
 Director since 1999               (subsidiary of the Company); partner of      50,000     Indirect (3) 1.60
                                   McCamic & McCamic, a law firm with
                                   offices in Wheeling, West Virginia


B.) NOMINEE FOR A ONE YEAR TERM ENDING IN 2000:

John J. Malik, Jr.         71      Retired Probate Court Judge, Belmont         31,506     Direct       1.01
                                   County, Ohio; (former Director of the         1,302     Indirect      (2)
                                   Company 1984 - 1997)


C.) INCUMBENT DIRECTORS WITH A TERM ENDING IN 2000:

Jeremy C. McCamic          70      Chairman of the Board and Chief Executive   263,626     Direct       8.42
 Director since 1983               Officer of the Company; Chairman of the      90,786     Indirect (1) 2.90
                                   Board of Wheeling  National Bank and American
                                   Mortgages,    Inc.   (subsidiaries   of   the
                                   Company); Chairman of Premier Mortgage, Ltd.,
                                   (subsidiary  of  American  Mortgages,  Inc.);
                                   Senior  Partner of  McCamic & McCamic,  a law
                                   firm with offices in Wheeling, West Virginia

Jolyon W. McCamic          67      Director and Vice Chairman of the Board of the        194,154       Direct (4)      6.20
 Director since 1988               Company; Vice Chairman of the Board of                  5,608       Indirect (1)     (2)
                                   Wheeling National Bank and Director of American
                                   Mortgages, Inc. (subsidiaries of the Company);
                                   partner of McCamic & McCamic, a law firm with
                                   offices in Wheeling, West Virginia


D.) INCUMBENT DIRECTORS WITH A TERM ENDING IN 2000:

Jack O. Cartner            67      Director of Wheeling National Bank (subsidiary         53,280       Direct          1.70
 Director since 1985               of the Company); President and Chief Executive          1,500       Indirect (1)     (2)
                                   Officer of Motrim, Inc., an equipment manufacturing
                                   firm in Cambridge, Ohio

Paul W. Donahie            64      President of the Company; Director, President          35,208       Direct          1.12
 Director since 1983               and Chief Executive Officer of Wheeling                   144       Indirect (1)     (2)
                                   National Bank and Director of American
                                   Mortgages, Inc. (subsidiaries of the Company)


                                        5




NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS - CONTINUED

E.) NON DIRECTOR EXECUTIVE OFFICERS:

                                  Principal Occupation                                  Amount of     Nature of     Percent
Name                              Other Directorships                                   Ownership    Ownership      of Class
--------------------------------  ----------------------------------------------        ---------    ---------      --------
Brent E. Richmond          36     Executive Vice President and Chief Operating            20,000       Direct           (2)
                                  Officer of the Company; Executive Vice
                                  President and Chief Operating Officer of
                                  Wheeling National Bank (subsidiary of the
                                  Company)

John E. Wait               55     Director, Executive Vice President and Senior            3,700        Direct          (2)
                                  Lending Officer of Wheeling National Bank
                                  since 1996 (subsidiary of the Company);
                                  Director, American Mortgages, Inc. since 1997
                                  (subsidiary of the Company); formerly President
                                  and Chief Executive Officer of Columbus National
                                  Bank (a former subsidiary of the Company);

John J. Rataiczak          37     President of American Mortgages, Inc. (subsidiary            0
                                  of the Company); formerly Vice President of
                                  American Mortgages, Inc. from 1996 - 1997;
                                  formerly Vice President/Regional Manager of
                                  Columbus National Bank from 1994 - 1996 (a former
                                  subsidiary of the Company); prior thereto, Vice
                                  President/Lending Buckeye Savings Bank, Bellaire, OH

Jeffrey A. Baran           32     Chief Financial Officer of the Company since 1998;           0
                                  Chief Financial Officer of Wheeling National Bank
                                  (subsidiary of the Company); prior thereto, Assistant
                                  Controller of the Company



(1) Includes, where applicable, shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Unless otherwise indicated, the beneficial owner has the sole voting and investment power relative to the securities.

(2) Less than one percent.

(3) Voting rights only.

(4) Voting  rights on 50,000  shares  assigned  to Director  nominee  Jeffrey W.
McCamic


                      BOARD OF DIRECTORS AND ITS COMMITTEES
a)  Nominating
     The Board of Directors of American Bancorporation has a standing Nominating Committee consisting of Jeremy C. McCamic and Paul W. Donahie. Members of the Nominating committee are appointed annually by the Board of Directors. The
Nominating Committee of American Bancorporation recommends to the Board of Directors Nominees for election as Directors and considers performance of incumbent Directors. The Nominating Committee held one meeting during the period since the last Annual Meeting. The Nominating Committee will consider Nominees recommended by shareholders on written request describing the qualifications and business experience, sent to the attention of Linda M. Woodfin, Secretary of the Company.

b)  Audit
     The Board of Directors of American Bancorporation has a standing Audit Committee consisting of Jack O. Cartner, Jolyon W. McCamic and Jay T. McCamic. Members of the Audit committee are appointed annually. During 1998, the Committee held five meetings. The functions of the Committee include recommendation to the Board of Directors as to engagement or discharge of independent auditors, directing and supervising investigations into matters relating to audit functions, reviewing with independent auditors the plan and results of audit engagements, reviewing the scope and results of the Company's internal auditing procedures, approving each service performed by independent auditors before such services are performed, reviewing the degree of independence of the auditors, considering the range of audit and non-audit fees and the review of the adequacy of the Company's system of internal accounting controls.

c)  Compensation
     The Board of Directors has a standing Compensation Committee consisting of Jack O. Cartner, Paul W. Donahie, and Jeremy C. McCamic. The Committee reviews and recommends to the Board of Directors all remuneration arrangements. The Committee did not hold a meeting during 1998, as the full Board acted in its place.

d)  Full Board
     The Board of Directors held 15 meetings during 1998. There were no directors whose attendance was less than 75% of the total meeting held, including meeting of Committees, during the period for which they had been a director.

     The prior Annual Meeting of Shareholders was held May 20, 1998. Shares represented in person and by proxy totalled 1,379,493 or 44.08% of the shares then outstanding. The following were elected director:

                              Term                               Withheld
   Nominee                   ending             For              Vote for
   -----------------------   --------       -------------       --------
   Jack O. Cartner             2001           1,371,557            7,936
   Paul W. Donahie             2001           1,371,573            7,920
   Abigail M. Feinknopf        1999           1,371,245            8,248

                             EXECUTIVE COMPENSATION

   a)  Cash Compensation
         The following table sets forth the annual compensation for the Company's Chief Executive Officer and executive officers whose total annual salary exceeds $100,000, as well as the total compensation paid to each individual for the Company's two previous fiscal years:




                           SUMMARY COMPENSATION TABLE

                                                         Other
                                               Annual    Annual      All Other
Name and                           Salary (1)   Bonus  Compensation Compensation
Principal Occupation        Year       $          $        $              $
--------------------        ----    --------   -------   -------     ----------
Jeremy C. McCamic           1998          -          -        -      358,307(1)
 Chairman & CEO             1997          -          -        -      311,084(1)
                            1996          -          -        -      269,606(1)

Paul W. Donahie             1998    250,000     65,000    4,800            -
 President & CEO            1997    225,000     55,000    4,750            -
 Wheeling National Bank     1996    195,000     45,000    4,630            -

John E. Wait                1998    140,000     30,000    4,800            -
 Exec. Vice President       1997    130,000     20,000    4,352            -
 Wheeling National Bank     1996    122,320     15,000    4,041            -

Brent E. Richmond           1998    140,000     30,000    4,800            -
 Exec. Vice President &     1997    120,000     25,000    4,200            -
 Chief Operating Officer    1996    108,000     20,000    3,780            -





(1) Includes fees for legal, consulting and administrative services rendered by the law firm of McCamic & McCamic which totalled $331,857 in 1998, $289,884 in 1997, and $254,106 in 1996. Jeremy C. McCamic is senior partner of the law firm and Chairman and Chief Executive Officer of the Company. Also includes director fees which totalled $26,450 in 1998, $21,200 in 1997, and $15,500 in 1996.

b)  Compensation Pursuant to Plans
        Except as stated below, the Company does not presently have annuities, options, pension, retirement, incentive, stock purchase, deferred compensation or similar plans for its officers, directors or employees.

        Pension Plan and Profit Sharing 401(k) Savings Plan
        The Company maintains a defined benefit Pension Plan. In 1992 the Company amended the Plan to freeze all benefit accruals and fully vest all participants in the benefits accrued to them as of December 31, 1992.

        The value of benefits under the Pension Plan are determined with reference to a ten years certain and life annuity. Actuarially equivalent methods of payment are also available. At December 31, 1998, the most recent valuation date, the actuarial present value of accumulated vested benefits under the Pension Plan was $1,048,250 and the market value of plan assets available for the funding of such benefits was $733,602.

        A claim was made against the Plan during 1992 by a former employee (the "Claimant"), alleging additional benefits due him under the Plan and litigation between the parties ensued. Prior to the Court's final ruling, all parties agreed as to the method of computing the benefit due the claimant. The Court found that the computation was made pursuant to the pertinent Plan provisions and approved a joint motion by the parties to dismiss the action. As a result, the Plan Administrator disbursed $141,135 to the Claimant during 1995 to settle the claim and approximately $215,000 in 1996 to other affected Plan participants as determined based on the application of the Court's final ruling. No amount of the disbursements were recognized in the 1996 or 1995 statement of operations as the Company recorded a reserve of $500,000 in 1994 to recognize the liability for additional benefits due to Plan participants as determined based on the application of the Court's decision regarding the method of computing benefits to affected Plan participants. Management believes appropriate liabilities have been established to recognize the application of the Court's decision and expects to incur no further expense for this situation.

        An additional claim was made against the Plan during 1996 by former employees alleging further additional benefits due them under the Plan. The Administrator of the Plan denied the claim and the claimants' subsequent appeal and believes the former employees have no further rights to appeal the denial of the claim. The Company does not expect that any additional provision need be made in the consolidated financial statements for this matter.

        As of January 1, 1993, the Company initiated a Profit Sharing 401(k) Savings Plan. The Savings Plan permits eligible employees to contribute up to fifteen percent of their salary to the Plan each year. The Plan provides for matching contributions of the Company equal to 50% of employee contributions up to the first 6% of compensation. The Company may, at its discretion, make profit sharing contributions to the Plan. Plan participants are fully and immediately vested in Company matching contributions and fully vested in Company profit sharing contributions after 5 years of service. Company matching contributions totalled $84,000 during 1998.

        Incentive Plan
        In 1993 the Company implemented an Incentive Compensation Plan for senior management. The primary purpose of the Plan is to boost the profitability of the Company and reward the individuals who are primarily responsible for increasing profitability with additional compensation.

        The Plan calls for incentive awards to the participants of the Plan if certain targeted net income values are achieved. The incentive awards will be linked in a formula to the participants total base salary. Awards range from a minimum of 3% to a maximum of 30%. The Plan is not a binding contract and it may be modified by the Board of Directors at any time. Incentive compensation for services performed during 1998 totalled $135,000.

        Severance Plan
        The Board of Directors of American Bancorporation have provided that in the event that American Bancorporation experiences a change in control due to a merger or acquisition, and Paul W. Donahie, Brent E. Richmond or John E. Wait are released from service due to said change in control, or not provided an employment opportunity with comparable authority and responsibility with the new company at a salary level equal to their salary level at the time of said change in control and elect to terminate employment as a result thereof, the surviving institution will provide a lump-sum payment equal to 2.99 times their base compensation. In such event, there shall also be purchased for Jeremy C. McCamic an annuity paying $10,000 per month, net of taxes, for twelve years certain or life whichever is longer.

c)  Other Compensation
        The Company paid or distributed certain other personnel benefits to Executive Officers during 1998 which in the aggregate did not exceed $25,000 or 10% of the compensation reported in the Cash Compensation table.

d)  Compensation of Directors
        The Company paid a total of $69,950 in directors fees during 1998. Nonmanagement directors of the parent company receive $850 for each meeting of the Board attended. The bank subsidiary also compensates directors.

        Wheeling National Bank paid a total of $160,500 in directors fees during 1998, including $63,850 to persons who were directors or executive officers of American Bancorporation. Nonmanagement directors receive fees of $400 per meeting of the Board attended. Additionally, members of the Executive and Audit Committees of the Board receive $250 per meeting attended. The Executive and Audit Committees meet monthly.

Stock Performance Graph
        The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's common shareholders during the five year period ended December 31, 1998, as well as an overall stock market index (Nasdaq Stock Market - U.S. Companies) and the Company's peer group index (Nasdaq Bank Stocks):

                Comparison of Five Year-Cumulative Total Returns
           Performance Graph for American Bancorporation Common Stock

Information provided by the Center for Research in Security Prices Produced on 02/15/99 including data to 12/31/98


                               [GRAPHIC OMITTED]


CRSP Total Returns Index for:         12/31/93  12/31/94  12/30/95  12/29/96  12/31/97  12/31/98
-----------------------------         --------  --------  --------  --------  --------  --------
American Bancorporation                 100.0     83.2     147.3     165.9      404.3     300.7
Nasdaq Stock Market (US Companies)      100.0     97.8     138.3     170.0      208.3     293.5
Nasdaq Bank Stocks                      100.0     99.6     148.4     195.9      328.0     325.4
   SIC 6020-6029, 6710-6719 US & Foreign

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.00 on 12/31/93. E. Reference to stocks refers to common stocks.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                         CERTAIN BUSINESS RELATIONSHIPS
                           INDEBTEDNESS OF MANAGEMENT

       Certain of the Officers and Directors of the Company and certain of their associates have been and are customers of the affiliate bank and have had transactions in excess of $60,000 outstanding during the past fiscal year. Such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transaction with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

                  PROPOSAL NO. 3: OTHER BUSINESS OF THE MEETING
       The Board of Directors is not aware of any matters to come before the meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgement.

                             SHAREHOLDERS PROPOSALS
       The Company intends to hold its annual meeting approximately the same date next year. Any shareholder proposals for consideration by the Company for inclusion in the Company's proxy statement and form of proxy must be made in writing and received by the Company on or before February 1, 2000. All proposals must comply with the terms of Rule 14a-8(a) of the Securities and Exchange Act of 1934.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
       The Company employed the firm of KPMG LLP as independent certified public accountants to audit the financial statements of the Company for the past fiscal year. The selection of the firm was recommended by the Company's Audit
Committee. Representatives of KPMG LLP will be present at the Meeting of Shareholders with an opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

       The Company does not propose at this time to select or recommend to shareholders the election, approval or ratification of auditors for the current fiscal year. The Company has not selected or recommended auditors at this time to permit its Audit Committee the discretion to make recommendation.

                                  Annual Report
       The Annual Report to Shareholders, including financial statements for the Company's fiscal year ended December 31, 1998, has been mailed to all shareholders. The Annual Report is not a part of the proxy soliciting material. Additional copies of the Annual Report are available upon written request to the Company.

                                    Form 10-K
    THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO LINDA M. WOODFIN, SECRETARY, AMERICAN BANCORPORATION, 1025 MAIN STREET, SUITE 800, WHEELING, WEST VIRGINIA 26003.

PROXY
AMERICAN BANCORPORATION PROXY FOR THE ANNUAL MEETING           1999
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Jack O. Cartner and Jolyon W. McCamic are jointly and severally authorized, with full power of substitution, to represent and vote all common shares of AMERICAN BANCORPORATION at the Annual Meeting of Shareholders to be held Wednesday, May 19, 1999, at the Mull Center, 1025 Main Street, Suite 800, Wheeling, West Virginia, at 10:00 A.M. (E.D.S.T.) and any adjournment thereof as follows:

         1. FOR AGAINST ABSTAIN To fix the number of positions for director at 10, with 2 vacancies that may be filled by the Board of Directors.

         2. FOR WITHHOLD VOTE FOR To elect Abigail M. Feinknopf, Jay T. McCamic and Jeffrey W. McCamic directors for a three year term and to elect John J. Malik, Jr. director for a one year term.

SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY STRIKING THROUGH THE NOMINEE'S NAME. ANY PROXY WHICH IS NOT MARKED TO WITHHOLD AUTHORITY OR STRUCK THROUGH SHALL BE DEEMED TO BE A VOTE FOR SUCH NOMINEE.

         3. In their discretion to consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS REFERRED TO AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED. ALL PROXIES SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SO INDICATED.

Address                                        Correction      Requested     The
                                               undersigned  hereby  acknowledges
                                               receipt  of  the  Notice  of  the
                                               Annual  Meeting  of  Shareholders
                                               and Proxy Statement in connection
                                               with  the  annual   meeting   and
                                               executes this Proxy.

                                               Date                    , 1999
                                                      (Signature)
                                               Date                    , 1999
                                                      (Signature)

                                               Please   sign   exactly  as  name
                                               appears   at   left   (Executors,
                                               Administrators,   Trustees,  etc.
                                               should  so  indicate).  If shares
                                               are held in more  than one  name,
                                               all  registered   holders  should
                                               sign.


PLEASE DATE, SIGN AND MAIL AT ONCE



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